EXHIBIT 16.1

November 1, 2025

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Catalyst Bancorp, Inc.’s statements included under Item 4.01(a) of its Form 8-K to be filed on November 6, 2025, and we agree with such statements concerning our firm.